                                                                    EXHIBIT 99.4

                             U.S. Offer to Exchange
  All Outstanding Pechiney Common Shares, Pechiney Bonus Allocation Rights and
   Pechiney OCEANEs held by U.S. Holders and all Pechiney American Depositary
                                     Shares

                                      for

                                E24.60 in cash;

                                      and


   the number of Alcan Common Shares equal to 22.9 divided by the "Reference Value," defined as the greater of (a) 27.4 and (b) an average trading price of the Alcan Common Shares to be determined and announced before the open of the fifth French trading day before the expiration of the offers as described in the
  Prospectus, this average being referred to as the "Average Value," provided, however, that this number of Alcan Common Shares shall in no event be less than
                                     0.6001


                                      for

                          each Pechiney Common Share;

                    each 10 Pechiney Bonus Allocation Rights
(each Pechiney Bonus Allocation Right entitling the holder to 0.1 of a Pechiney
                               Common Share); or

          each 2 Pechiney American Depositary Shares, or Pechiney ADSs (each Pechiney ADS representing one-half of one Pechiney Common Share);

                                      and

                                 E83.40 in cash

                                      for

                              each Pechiney OCEANE
  (obligations a option de conversion en actions nouvelles et/ou d'echange en actions existantes),

                                       by

                                   Alcan Inc.

               pursuant to the Prospectus dated October 24, 2003



 THIS U.S. OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 24, 2003, UNLESS IT IS EXTENDED OR UNLESS IT LAPSES OR IS WITHDRAWN PRIOR TO THAT
TIME PURSUANT TO THE CONDITIONS DESCRIBED IN THE PROSPECTUS FOR THE U.S. OFFER.
   YOU MAY WITHDRAW ANY PECHINEY SECURITIES TENDERED AT ANY TIME PRIOR TO THE
                                  EXPIRATION.



                                                                OCTOBER 27, 2003


To Our Clients:


Enclosed for your consideration are a prospectus, dated October 24, 2003 (the "Prospectus"), the related letter of transmittal and a notice of guaranteed delivery in connection with the offer by Alcan Inc., a Canadian corporation ("Alcan"), (a) to exchange, for each common share of Pechiney, a French societe anonyme ("Pechiney"), nominal value of E15.25 per share (each, a "Pechiney Common Share"), each 10 bonus allocation rights of Pechiney, each right entitling its holder to 0.1 of a Pechiney Common Share (the "Pechiney Bonus Allocation Rights"), or each two American depositary shares of Pechiney, each representing one-half of one Pechiney Common Share (the "Pechiney ADSs"): (i) E24.60 in cash and (ii) the number of common shares of Alcan, without nominal or par value (the "Alcan Common Shares"), equal to 22.9 divided by the "Reference Value," as defined below, provided, however, that this number of Alcan Common Shares shall in no event be less than 0.6001, and (b) to purchase each bond issued by Pechiney that is convertible or exchangeable into new or existing Pechiney Common Shares (obligations a option de conversion en actions nouvelles et/ou d'echange en actions existantes)(each, a "Pechiney OCEANE") for E83.40 in cash, in each case on the terms and subject to the conditions set forth in the Prospectus, the related letter of transmittal, notice of guaranteed delivery and forms of acceptance (which, as amended or supplemented from time to time, constitute the "U.S. offer").

Terms used in this document to the extent not defined herein shall have the same meaning as in the Prospectus.

WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF PECHINEY ADSS HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH PECHINEY ADSS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER PECHINEY ADSS HELD BY US FOR YOUR ACCOUNT.

We request instructions as to whether you wish to tender any of or all the Pechiney ADSs held by us for your account, pursuant to the terms and conditions set forth in the Prospectus.

Your attention is directed to the following:


1. The U.S. offer is (a) exchange, for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights, or each two Pechiney ADSs: (i) E24.60 in cash and (ii) the number of Alcan Common Shares equal to 22.9 divided by the Reference Value, provided, however, that this number of Alcan Common Shares shall in no event be less than 0.6001, and (b) to purchase each Pechiney OCEANE for E83.40 in cash, in each case on the terms and subject to the conditions set forth in the Prospectus. The Reference Value is defined as the greater of (a) 27.4 and (b) an average trading price of Alcan Common Shares to be determined and announced before the open of the fifth French trading day before the expiration of the offers as described in the Prospectus, this average being referred to as the "Average Value." Alcan reserves the option of substituting an equivalent amount of cash in place of all or a portion of the Alcan Common Shares to be issued in the offers, valued at the Average Value. Alcan will determine the portion, if any, of the Alcan Common Shares to be substituted with cash, and will announce by press release the Reference Value and the portion of consideration to be paid in cash, before the open of the fifth French trading day before the expiration of the offers.


    If, following the conclusion of the offers, the number of Pechiney securities tendered into the offers represents more than 95% of Pechiney's capital and voting rights, Alcan will provide an additional consideration of E1 in cash for each Pechiney Common Share tendered, an additional consideration of E0.10 in cash for each Pechiney Bonus Allocation Right tendered, an additional consideration of E0.40 in cash for each Pechiney OCEANE tendered, and an additional consideration of E0.50 in cash for each Pechiney ADS tendered.


2. The U.S. offer is being made for all outstanding Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney OCEANEs held by U.S. holders (within the meaning of Rule 14d-1(d) under the Securities Exchange Act) and all Pechiney ADSs. Alcan will, upon the terms and subject to the conditions of the U.S. offer, exchange the Pechiney Common Shares, Pechiney Bonus Allocation Rights, Pechiney OCEANEs and Pechiney ADSs validly tendered and not withdrawn before the expiration date of the U.S. offer. The term "expiration date" means 5:00 p.m., New York City time, on November 24, 2003, or, if the U.S. offer is extended, the latest time and date at which the U.S. offer, as so extended by Alcan, will expire.



3. THIS U.S. OFFER IS BEING MADE ON THE SAME TERMS AS AN OFFER FOR ALL PECHINEY COMMON SHARES, PECHINEY BONUS ALLOCATION RIGHTS AND PECHINEY OCEANES AND PECHINEY ADSS BEING MADE IN FRANCE AND OTHER JURISDICTIONS OUTSIDE THE UNITED STATES AND CANADA (TO THE EXTENT PERMITTED BY LAW AND REGULATIONS) (THE "FRENCH OFFER"), AND ALCAN WILL NOT BE REQUIRED TO COMPLETE THIS U.S. OFFER UNLESS THE FRENCH OFFER IS COMPLETED. ALCAN'S OBLIGATION TO ACCEPT PECHINEY COMMON SHARES, PECHINEY BONUS ALLOCATION RIGHTS, PECHINEY OCEANES AND PECHINEY ADSS IN THIS U.S. OFFER IS ALSO SUBJECT TO THE CONDITION THAT SECURITIES REPRESENTING A MAJORITY OF THE TOTAL SHARE CAPITAL AND VOTING RIGHTS IN PECHINEY, CALCULATED ON A FULLY DILUTED BASIS ON THE CLOSING DATE OF THE OFFERS, SHALL HAVE BEEN VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION DATE (THE "MINIMUM SHARE CONDITION").



4. The U.S. offer and withdrawal rights will expire at 5:00 p.m., New York City time, on November 24, 2003, unless the expiration date of the French offer period is set at a later date or unless extended. The final expiration date of the French offer has not been announced by the CMF and may be later than the date set forth in the prior sentence. The expiration date of the U.S. offer will be aligned with the expiration date of the French offer as established by the CMF. Any extension of the French offer period by the CMF will trigger a corresponding extension of the U.S. offer. In the event that the CMF extends the offer period, Alcan will, on the same day, issue a press release publicizing the CMF's decision and announcing the effects of this decision on the U.S. offer, including the expiry date and time of the extended offer period.

5. Alcan will pay the brokerage fees, commissions and, except as otherwise provided in Instruction 6 of the letter of transmittal, stock transfer taxes applicable to a sale of Pechiney ADSs pursuant to the U.S. offer incurred by Holders of Pechiney securities tendering into this offer up to a limit of 0.3% of the value of each Pechiney security tendered, and subject to a maximum amount of E150 per account, including all taxes. These fees will not be paid in the event that the offer is withdrawn or lapses. Alcan will pay the fees charged by the ADS depositary for Pechiney ADSs tendered into the offers, including any fees charged by the ADS depositary to redeposit Pechiney Common Shares underlying tendered Pechiney ADSs that have been previously withdrawn from deposit with the ADS depositary in the event that the offers are not consummated.

6. Exchange of Pechiney ADSs tendered and accepted for exchange pursuant to the U.S. offer will be made only after timely receipt by the U.S. ADR exchange agent of (a) certificates evidencing the tendered Pechiney ADSs or a timely book-entry confirmation of a book-entry transfer of such Pechiney ADSs into the U.S. ADR exchange agent's account at DTC pursuant to the procedures set forth in the Prospectus under "The Offers -- Procedures for Tendering Pechiney Securities -- Procedures for Tendering Pechiney ADSs -- Pechiney ADSs in Book-Entry Form"), (b) a properly completed and duly executed letter of transmittal (or facsimile thereof with an original manual signature), with any required signature guarantees, or an agent's message in connection with a book-entry transfer (as defined in the Prospectus under "The
    Offers -- Procedures for Tendering Pechiney Securities -- Procedures for Tendering Pechiney ADSs -- Pechiney ADSs in Book-Entry Form"), and (c) any other documents required by the letter of transmittal.


7. Alcan will be deemed to have accepted for exchange all validly tendered and not withdrawn Pechiney ADSs on the expiration date subject only to the satisfaction of the minimum share condition and the other conditions described in the Prospectus. The French Conseil des Marches Financiers (the "CMF") will publish the results of the offers on a preliminary basis six or seven French trading days after the expiration date and on a definitive basis not more than nine French trading days after the expiration date of the offers. If the conditions are not satisfied, Alcan will promptly return all tendered Pechiney securities without acquiring them.


8. Alcan expects that the delivery of the Alcan Common Shares and cash will occur approximately 12 to 18 French trading days after the expiration date. Under no circumstances will interest be paid on the exchange of Pechiney ADSs tendered, regardless of any delay in making the exchange or extension of the expiration date. The cash consideration paid to tendering Pechiney ADS holders will be paid in U.S. dollars, converted at a then current spot exchange rate, and distributed, net of expenses, to such holders. Alcan Common Shares to be evidenced by certificates registered in the name of the tendering holder may not be delivered until approximately two weeks after the settlement date of the offers. For further information, see "The Offers" in the Prospectus.

9. Pechiney ADS holders who fail to complete and sign the Substitute Form W-9 may be subject to U.S. federal income tax backup withholding at a rate of 28%. See Instruction 9 of the letter of transmittal.

If you wish to have us tender any of or all of the Pechiney ADSs held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. IF YOU AUTHORIZE TENDER OF YOUR PECHINEY ADSS, ALL SUCH PECHINEY ADSS WILL BE TENDERED UNLESS OTHERWISE INDICATED IN SUCH INSTRUCTION FORM. Please forward your instructions to us as soon as possible to allow us ample time to tender Pechiney ADSs on your behalf prior to the expiration of the U.S. offer.

The U.S. offer is made solely by the Prospectus and is being made to all U.S. holders of Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney OCEANEs and all holders of Pechiney ADSs. If Alcan becomes aware of any valid statute or law of any jurisdiction prohibiting the making of the U.S. offer or the acceptance of Pechiney ADSs pursuant thereto, Alcan will make a good faith effort to comply with such statute or law. If, after such good faith effort, Alcan cannot comply with such statute or law, the U.S. offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Pechiney ADSs in such jurisdiction. The U.S. offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Pechiney Common Shares, Pechiney Bonus Allocation Rights, Pechiney OCEANEs and Pechiney ADSs in any jurisdiction in which the making or acceptance of the U.S. offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the U.S. offer to be made by a licensed broker or dealer, the U.S. offer will be deemed made on behalf of Alcan by the dealer manager for the U.S. offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. An envelope in which to return your instructions to us is enclosed.

INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE E24.60 IN CASH AND THE NUMBER OF ALCAN COMMON SHARES EQUAL TO 22.9 DIVIDED BY THE REFERENCE VALUE FOR EACH 2 PECHINEY AMERICAN DEPOSITARY SHARES


The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus, dated October 24, 2003 (the "Prospectus"), and the related letter of transmittal in connection with the offer by Alcan to acquire all the issued and outstanding Pechiney Common Shares, Pechiney Bonus Allocation Rights, Pechiney OCEANEs and Pechiney ADSs.


This will instruct you to tender the number of Pechiney ADSs indicated below (or, if no number is indicated below, all Pechiney ADSs) that are held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any Pechiney ADSs submitted on my behalf to the U.S. ADR exchange agent will be determined by Alcan (which may delegate power in whole or in part to the U.S. ADR exchange agent) and such determination shall be final and binding.

Number of Pechiney ADSs to Be Tendered:                                    ADSs*
--------------------------------------------------------------------------------

Account Number:
------------------------------                                     Signature(s):
---------------------------------------

Dated: ------------------------------, 2003

--------------------------------------------------------------------------------
                          PLEASE TYPE OR PRINT NAME(S)

--------------------------------------------------------------------------------
                     PLEASE TYPE OR PRINT ADDRESS(ES) HERE

--------------------------------------------------------------------------------
                     DAYTIME AREA CODE AND TELEPHONE NUMBER

--------------------------------------------------------------------------------
              TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

* Unless otherwise indicated, you are deemed to have instructed us to tender all Pechiney ADSs held by us for your account.

   PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM OR OTHER NOMINEE MAINTAINING
                                 YOUR ACCOUNT.